EXHIBIT T3E(5)

DELTA FINANCIAL CORPORATION

OFFER TO EXCHANGE

9½% SENIOR SECURED NOTES DUE 2004

AND WARRANTS

FOR ALL ISSUED AND OUTSTANDING

9½% SENIOR NOTES DUE 2004

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 19, 2000, UNLESS EXTENDED OR EARLIER TERMINATED. HOLDERS OF OLD NOTES (AS DEFINED BELOW) MUST TENDER THEIR OLD NOTES ON OR PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW) IN ORDER TO PARTICIPATE IN THE EXCHANGE OFFER (AS DEFINED BELOW).

November 20, 2000

TO OUR CLIENTS:

          Delta Financial Corporation, a Delaware corporation (“Delta”), is offering, subject to the terms and conditions set forth in the enclosed offering circular dated November 20, 2000 (the “Offering Circular”) and the accompanying letter of transmittal and consent dated November 20, 2000 (the “Letter of Transmittal and Consent”; and together with the Offering Circular, the “Exchange Offer”), to issue up to $150,000,000 aggregate principal amount of 9½% Senior Secured Notes due 2004 (the “Secured Notes”) and up to an aggregate of 1,590,000 warrants (the “Warrants”) to subscribe for newly issued, fully paid and nonassessable shares of common stock, par value $.01 per share, of Delta, in exchange for the entire aggregate principal amount of Delta’s outstanding 9½% Senior Notes due 2004 (the “Old Notes”). Subject to the terms and conditions of the Exchange Offer, Delta will issue $1,000 principal amount of Secured Notes and 10.6 Warrants for each $1,000 principal amount of Old Notes that are properly tendered and not withdrawn pursuant to the Exchange Offer. In addition, as part of the Exchange Offer, Delta is soliciting consents from the holders of the Old Notes to certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Old Notes. Holders desiring to accept the Exchange Offer must also consent to the Proposed Amendments.

           Holders of Old Notes that participate in the Exchange Offer will release and waive any and all claims or causes of action arising out of such holder’s ownership of the Old Notes that such holder may have against Delta or any of Delta’s subsidiaries, affiliates and stockholders.

           The Exchange Offer is subject to the satisfaction or waiver of certain conditions that are described in the Offering Circular under the caption “Background and Purpose of the Exchange Offer and Consent Solicitation--Terms of the Exchange Offer and Consent Solicitation.”

          These materials are being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF THE OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

           Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account and to consent to the Proposed Amendments, pursuant to the terms and conditions set forth in the enclosed Offering Circular and Letter of Transmittal and Consent.

          Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on December 19, 2000, unless the Exchange Offer is extended. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration of the Exchange Offer or at any time after January 22, 2001, if Delta has not accepted the tendered Old Notes for exchange and you have not received the Secured Notes and Warrants in exchange by that date.

          Your attention is directed to the following:

          1.   The Exchange Offer is for any and all Old Notes.

          2.   The Exchange Offer is subject to certain conditions set forth in the Offering Circular under the caption “Background and Purpose of the Exchange Offer and Consent Solicitation-Terms of the Exchange Offer and Consent Solicitation.”

          3.   Any transfer taxes incident to the transfer of Old Notes from the holder to Delta will be paid by Delta, except as otherwise provided in Instruction 4 of the Letter of Transmittal and Consent.

          If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL AND CONSENT IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

          The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by Delta Financial Corporation with respect to its 9½% Senior Notes due 2004.

          This will instruct you to tender the Old Notes held by you for the account of the undersigned, to consent to the Proposed Amendments and to release and waive any and all claims against Delta and its subsidiaries, affiliates and stockholders arising out of your ownership of the Old Notes, subject to the terms and conditions set forth in the Offering Circular and the related Letter of Transmittal and Consent.

          Please tender the Old Notes held by you for my account and consent to the Proposed Amendments as indicated below:

9 1/2% Senior Notes due 2004 $______ (Aggregate Principal Amount at Maturity of Old Notes) / / Please do not tender any Old Notes held by you for my account. Dated: ______________, 2000

Signature(s):_______________________________________________________________

Print Name(s) here:__________________________________________________________

Print Address(es):___________________________________________________________

Area Code and Telephone Number(s):____________________________________________

Tax Identification or Social Security Number(s):____________________________________

Your Account Number:_______________________________________________________

NONE OF THE OLD NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE OLD NOTES HELD BY US FOR YOUR ACCOUNT.